Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-8, of our report dated February 14, 2014, of Trans-Pacific Aerospace Company, Inc. relating to the financial statements as of October 31, 2013, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

February 13, 2015